                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             MANUGISTICS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                            52-1469385
     (STATE OR OTHER JURISDICTION OF                     I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                           2115 East Jefferson Street
                            Rockville, Maryland 20852
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                             ----------------------

         2000 NON-QUALIFIED STOCK OPTION PLAN OF MANUGISTICS GROUP, INC.

 2000 EMPLOYEE STOCK OPTION GRANT TO GREGORY C. CUDAHY, EXECUTIVE VICE PRESIDENT

  2000 EMPLOYEE STOCK OPTION GRANT TO MICHAEL SIMONETTO, SENIOR VICE PRESIDENT

        2000 EMPLOYEE STOCK OPTION GRANT TO JOSEPH MARINO, VICE PRESIDENT
                           (FULL TITLES OF THE PLANS)

                             ----------------------

                                GREGORY J. OWENS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                            ROCKVILLE, MARYLAND 20852
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (301) 984-5000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------


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                                    COPY TO:

                           JOSEPH H. JACOVINI, ESQUIRE
                            MERRITT A. COLE, ESQUIRE
                               DILWORTH PAXSON LLP
                             3200 MELLON BANK CENTER
                               1735 MARKET STREET
                      PHILADELPHIA, PENNSYLVANIA 19103-7595
                                 (215) 575-7000

                             ----------------------



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES          AMOUNT TO         PROPOSED      PROPOSED MAXIMUM     AMOUNT OF
      TO BE REGISTERED         BE REGISTERED        MAXIMUM         AGGREGATE      REGISTRATION FEE
                                                OFFERING PRICE       OFFERING
                                                   PER SHARE          PRICE
--------------------------------------------------------------------------------------------------
COMMON STOCK, $.002 PAR
VALUE                         1,660,200 SHARES     $44.13 (1)    $  73,264,626 (1)  $18,316.16(1)
--------------------------------------------------------------------------------------------------
COMMON STOCK, $.002 PAR
VALUE                         3,079,800 SHARES     $40.34 (2)    $124,239,132 (2)   $31,059.78(2)
--------------------------------------------------------------------------------------------------
TOTAL FEE                                                                           $49,375.94
--------------------------------------------------------------------------------------------------

       (1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, PURSUANT TO RULE 457(c) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON DECEMBER 21, 2000, AS REPORTED BY THE NASDAQ NATIONAL MARKET SYSTEM, FOR SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER STOCK OPTIONS TO BE GRANTED IN THE FUTURE UNDER THE OPTION GRANT TO MR. MARINO AND THE STOCK OPTION PLAN MENTIONED ABOVE.

       (2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, PURSUANT TO RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ON THE BASIS OF THE WEIGHTED AVERAGE OF THE EXERCISE PRICES OF THE STOCK OPTIONS GRANTED TO THE THREE EXECUTIVE OFFICERS AND THE STOCK OPTION PLAN MENTIONED ABOVE.

       This registration statement relates to: (i) a total of 2,359,800 shares of Common Stock which are reserved for future sale and issuance upon the exercise of options previously granted under the 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. (the "2000 Plan"); (ii) a total of 1,640,200 additional shares of Common Stock which are reserved for future sale and issuance upon the exercise of options which may be granted in the future under the 2000 Plan; (iii) a total of 470,000 shares of Common Stock which are reserved for future issuance upon the exercise of non-qualified stock options previously granted to Gregory C. Cudahy, Executive Vice President of Manugistics Group, Inc. (the "Company"), pursuant to his employment agreement dated October 16, 2000 with the Company; (iv) a total of 200,000 shares of Common Stock which are reserved for future issuance upon the exercise of non-qualified stock options previously granted to Michael Simonetto, Senior Vice President of the Company, pursuant to his employment agreement dated October 31, 2000 with the Company; (v) a total of 50,000 shares of Common Stock which are reserved for future issuance upon the exercise of non-qualified stock options previously granted to Joseph Marino, Vice President of the Company, pursuant to his employment agreement dated November 16, 2000 with the Company; and (vi) a total of 20,000 shares of Common Stock which are reserved for future issuance upon the exercise of additional non-qualified stock options which may be granted to Joseph Marino under his employment agreement dated November 16, 2000 upon satisfaction of certain performance conditions. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional Shares, which may become issuable pursuant to the anti-dilution provisions of the 2000 Plan or of any of the options granted under the above mentioned employment agreements are also being registered hereunder.


ITEM   3.     INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:


       1. the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2000;

       2. all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (1) above; and

       3. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, including any amendment or report filed to update the description.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM   5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       The law firm of Dilworth Paxson LLP has rendered an opinion regarding the legality of the shares of Common Stock. At November 29, 2000, Mr. Jacovini was the beneficial owner of 192,000 shares of Common Stock (including 2,672 shares of Common Stock held by his spouse and a total of 73,328 shares of Common Stock issuable upon exercise of certain options).


ITEM   6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS

       The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains certain provisions permitted under the General Corporation Law of Delaware, as amended ("Delaware GCL") which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends, stock purchase or stock redemption, or (iv) any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation also contains provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees.

       The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.


ITEM   8.     EXHIBITS

       Exhibit Number       Description

              5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

              10.1          2000 Non-Qualified Stock Option Plan of Manugistics
                            Group, Inc.

              10.2 Employment Agreement Between Gregory C. Cudahy and the Company dated October 16, 2000

              10.3 Employment Agreement Between Michael Simonetto and the Company dated October 31, 2000

              10.4 Employment Agreement Between Joseph Marino and the Company dated November 16, 2000

              23.1          Consent of Deloitte & Touche LLP

              23.2          Consent of PricewaterhouseCoopers LLP

             *23.3          Consent of Dilworth Paxson LLP

            **24 Power of Attorney of certain officers and directors of the Company


            ------------------------
            * Included in Exhibit 5
            **Included in the signature page to this Registration Statement


ITEM   9.     UNDERTAKINGS

       A.     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of December, 2000.


                                            MANUGISTICS GROUP, INC.


                                            By: /s/ GREGORY J. OWENS
                                               ---------------------------------
                                               Gregory J. Owens
                                               Chief Executive Officer





                                POWER OF ATTORNEY

       Each of the undersigned directors of Manugistics Group, Inc. whose signature appears below hereby appoints Gregory J. Owens as attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                           Title                                       Date

/s/ GREGORY J. OWENS        Chief Executive Officer and                 December 22, 2000
----------------------      Director (Principal Executive Officer)
Gregory J. Owens


/s/ RAGHAVAN RAJAJI         Executive Vice President and Chief          December 22, 2000
----------------------      Financial Officer (Principal Financial
Raghavan Rajaji             Officer and Principal Accounting Officer)


/s/ WILLIAM M. GIBSON       Chairman of the Board of Directors          December 22, 2000
----------------------
William M. Gibson

Signature                           Title                                 Date
---------                           -----                                 ----
/s/ J. MICHAEL CLINE                Director                            December 22, 2000
----------------------
J. Michael Cline


                                    Director                            December       , 2000
----------------------                                                           ------
Steven A. Denning


                                    Director                            December       , 2000
----------------------                                                           ------
Esther Dyson


/s/ LYNN C. FRITZ                   Director                            December 22, 2000
----------------------
Lynn C. Fritz


/s/ JOSEPH H. JACOVINI              Director                            December 22, 2000
----------------------
Joseph H. Jacovini


/s/ HAU L. LEE                      Director                            December 22, 2000
----------------------
Hau L. Lee


                                    Director                            December       , 2000
----------------------                                                           ------
William G. Nelson


/s/ THOMAS A. SKELTON               Director                            December 22, 2000
----------------------
Thomas A. Skelton

                                  EXHIBIT INDEX



       EXHIBIT NUMBER       DESCRIPTION

              5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

              10.1          2000 Non-Qualified Stock Option Plan of Manugistics
                            Group, Inc.

              10.2 Employment Agreement Between Gregory C. Cudahy and the Company dated October 16, 2000

              10.3 Employment Agreement Between Michael Simonetto and the Company dated October 31, 2000

              10.4 Employment Agreement Between Joseph Marino and the Company dated November 16, 2000

              23.1          Consent of Deloitte & Touche LLP

              23.2          Consent of PricewaterhouseCoopers LLP

             *23.3          Consent of Dilworth Paxson LLP

            **24 Power of Attorney of certain officers and directors of the Company

            ------------------------
            * Included in Exhibit 5
            **Included in the signature page to this Registration Statement